AMENDMENT NO. 15

TO

MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of June 29, 2020, amends the Master Investment Advisory Agreement (the “Agreement”), dated November 25, 2003, between AIM International Mutual Funds (Invesco International Mutual Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the parties agree to amend the Agreement to (i) reduce the contractual advisory fee schedule for Invesco Global Responsibility Equity Fund and (ii) change the name of Invesco Global Responsibility Equity Fund to Invesco MSCI World SRI Index Fund;

NOW, THEREFORE, the parties agree that;

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“Appendix A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Advantage International Fund	May 24, 2019

Invesco Asia Pacific Growth Fund	November 25, 2003

Invesco European Growth Fund	November 25, 2003

Invesco Global Growth Fund	November 25, 2003

Invesco Global Opportunities Fund	July 30, 2012

Invesco International Select Equity Fund	December 21, 2015

Invesco International Core Equity Fund	November 25, 2003

Invesco International Growth Fund	November 25, 2003

Invesco MSCI World SRI Index Fund	June 30, 2016

Invesco Oppenheimer Global Focus Fund	May 24, 2019

Invesco Oppenheimer Global Fund	May 24, 2019

Invesco Oppenheimer Global Opportunities Fund	May 24, 2019

Invesco Oppenheimer International Equity Fund	May 24, 2019

Invesco Oppenheimer International Growth Fund	May 24, 2019

Invesco Oppenheimer International Small-Mid Company Fund	May 24, 2019

Invesco Select Opportunities Fund	July 30, 2012

Appendix B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

Invesco Asia Pacific Growth Fund

Invesco European Growth Fund

Invesco International Select Equity Fund

Invesco International Growth Fund

Net Assets	Annual Rate
First $250 million	0.935%
Next $ 250 million	0.91%
Next $ 500 million	0.885%
Next $1.5 billion	0.86%
Next $2.5 billion	0.835%
Next $2.5 billion	0.81%
Next $2.5 billion	0.785%
Over $10 billion	0.76%

Invesco Global Growth Fund

Invesco Global Opportunities Fund

Invesco Select Opportunities Fund

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.78%
Next $500 million	0.76%
Next $1.5 billion	0.74%
Next $2.5 billion	0.72%
Next $2.5 billion	0.70%
Next $2.5 billion	0.68%
Over $ 10 billion	0.66%

Invesco International Core Equity Fund

Net Assets	Annual Rate
First $500 million	0.75%
Next $500 million	0.65%
From $1 billion	0.55%
From $2 billion	0.45%
From $4 billion	0.40%
From $6 billion	0.375%
From $8 billion	0.35%

Invesco MSCI World SRI Index Fund

Net Assets	Annual Rate
First $2billion	0.14%
Over $2billion	0.12%

Invesco Oppenheimer Global Focus Fund*

Net Assets	Annual Rate
First $500 million	0.80%
Next $500 million	0.75%
Over $1 billion	0.72%

Invesco Oppenheimer Global Fund*

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.77%
Next $500 million	0.75%
Next $1 billion	0.69%
Next $1.5 billion	0.67%
Next $2.5 billion	0.65%
Next $2.5 billion	0.63%
Next $2.5 billion	0.60%
Next $4 billion	0.58%
Next $8 billion	0.56%
Over $ 23 billion	0.54%

Invesco Oppenheimer Global Opportunities Fund*

Net Assets	Annual Rate
First $250 million	0.80%
Next $ 250 million	0.77%
Next $ 500 million	0.75%
Next $ 1 billion	0.69%
Next $ 1.5 billion	0.67%
Next $ 2.5 billion	0.65%
Next $ 4 billion	0.63%
Over $10 billion	0.61%

Invesco Oppenheimer International Equity Fund*

Net Assets	Annual Rate
First $500 million	0.85%
Next $500 million	0.75%
Next $1 billion	0.70%
Next $3 billion	0.67%
Over $ 5 billion	0.65%

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Oppenheimer International Growth Fund*

Net Assets	Annual Rate
First $250 million	0.80%
Next $ 250 million	0.77%
Next $ 500 million	0.75%
Next $ 1 billion	0.69%
Next $ 3 billion	0.67%
Next $ 5 billion	0.65%
Next $ 10 billion	0.63%
Next $ 10 billion	0.61%
Over $30 billion	0.59%

Invesco Advantage International Fund

Net Assets	Annual Rate**
First $500 million	0.49%
Next $500 million	0.47%
Next $4 billion	0.44%
Over $ 5 billion	0.42%

Invesco Oppenheimer International Small-Mid Company Fund*

Net Assets	Annual Rate
First $500 million	1.00%
Next $500 million	0.95%
Next $4 billion	0.92%
Next $5 billion	0.90%
Next $10 billion	0.88%
Over $ 20 billion	0.87%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

	.	AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)

Attest:	/s/ Elizabeth Nelson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		Jeffrey H. Kupor
Chief Legal Officer, Senior Vice President & Secretary

INVESCO ADVISERS, INC.

Attest:	/s/ Elizabeth Nelson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		Jeffrey H. Kupor
Senior Vice President & Secretary

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